UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 17, 2006, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated October 3, 2006 (as amended, the “Merger Agreement”) by and among St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), AgaveOne Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of St. Bernard (“Merger Sub”), Singlefin Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of St. Bernard (“Acquisition LLC”), AgaveOne, Inc., a Nevada corporation doing business as Singlefin (“Singlefin”) and Jake Jacoby (“Jacoby”), Merger Sub merged with and into Singlefin with Singlefin being the surviving corporation and a wholly-owned subsidiary of St. Bernard (“Merger”). On October 19, 2006, St. Bernard filed a current report on Form 8-K (the “Form 8-K”) to disclose, among other things, the completion of the Merger. St. Bernard is filing this Amendment No. 1 to provide the (i) historical audited financial information and (ii) unaudited pro forma financial information that it is required to file under Item 9.01 of Form 8-K, as listed below, in connection with the completion of the Merger.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited historical financial statements of Singlefin for the nine months ended September 30, 2006 are set forth below.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

AgaveOne, Inc. dba Singlefin

San Diego, California

We have audited the accompanying balance sheet of AgaveOne, Inc. dba Singlefin for the nine months ended September 30, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AgaveOne, Inc. dba Singlefin as of September 30, 2006, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

January 31, 2007

AgaveOne, Inc.

dba Singlefin

Balance Sheet

September 30, 2006
Assets

Current Assets
Cash and cash equivalents	$4,882
Accounts receivable—net of allowance for doubtful accounts of $296,000	19,881
Prepaid expenses and other current assets	15,654

Total current assets	40,417
Fixed Assets—Net	—

$40,417

AgaveOne, Inc.

dba Singlefin

Balance Sheet

September 30, 2006
Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$380,622
Accrued compensation expenses	611,314
Accrued interest	160,532
Customer deposit	130,000
Other accrued expenses	231,938
Deferred revenue	106,262
Notes Payable	676,000
Current portion of notes payable—stockholders	150,000

Total current liabilities	2,446,668

Notes payable—stockholders, less current portion	2,515,397

Total liabilities	4,962,065

Commitments and Contingencies (Note 4)

Stockholders’ Deficit
Common stock, $0.001 par value; 20,000,000 shares authorized and 6,521,300 shares issued and outstanding at September 30, 2006	6,521
Additional paid-in capital	2,880,645
Accumulated deficit	(7,808,814)

Total stockholders’ deficit	(4,921,648)

$40,417

The accompanying notes are an integral part of these financial statements.

AgaveOne, Inc.

dba Singlefin

Statement of Operations

Nine months ended September 30
2006
Sales	$281,458

Cost of Sales	164,076

Gross Profit	117,382

Research and development expenses	375,187
Selling, general and administrative expenses	759,880

Loss from Operations	(1,017,685)
Interest expense	226,600

Net Loss	$(1,244,285)

The accompanying notes are an integral part of these financial statements.

AgaveOne, Inc.

dba Singlefin

Statement of Cash Flows

Nine months ended September 30,
2006
Cash Flows From Operating Activities
Net loss	$(1,244,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash stock option compensation expense	37,199
Noncash interest expense	2,500
Increase (decrease) in cash resulting from changes in:
Accounts receivable	29,972
Prepaid expenses and other current assets	(15,403)
Accounts payable	210,764
Accrued interest	79,153
Customer deposit	130,000
Accrued expenses and other current liabilities	325,904
Deferred revenue	(12,176)

Net cash used in operating activities	(456,372)

Cash Flows From Financing Activities
Proceeds from notes payable	490,000
Principal payments on notes payable	(29,538)

Net cash provided by financing activities	460,462

Net Increase in Cash and Cash Equivalents	4,090
Cash and Cash Equivalents at Beginning of Period	792

Cash and Cash Equivalents at End of Period	$4,882

The accompanying notes are an integral part of these financial statements.

AgaveOne, Inc.

dba Singlefin

Statement of Cash Flows, Continued

Nine months ended September 30, 2006
Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Interest	$136,188
Noncash Investing and Financing Activities

During 2006 various loan agreements were consolidated into new Promissory Notes and cancelled. The unpaid accrued interest on the cancelled notes of approximately $296,000 was included in the new principal balance of the notes.

The accompanying notes are an integral part of these financial statements.

AgaveOne, Inc.

dba Singlefin

Statement of Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2005	6,521,300	$6,521	$2,843,446	$(6,564,529)	$(3,714,562)
Compensation expense on stock options			37,199		37,199
Net loss				(1,244,285)	(1,244,285)

Balance at September 30, 2006	6,521,300	$6,521	$2,880,645	$(7,808,814)	$(4,921,648)

The accompanying notes are an integral part of these financial statements.

AgaveOne, Inc.

dba Singlefin

Notes to Financial Statements

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations	AgaveOne, Inc., a Nevada S Corporation (the “Company” or “Singlefin”), doing business as Singlefin, was incorporated in 2001. Singlefin provides on-demand security and business services to small and medium sized companies, including email filtering, web filtering and instant messaging management as a hosted or on demand service. The Company sells its products through distributors, dealers and original equipment manufacturers (“OEM”), and directly to business owners, network managers and administrators worldwide.

Use of estimates	The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing the financial statements includes those assumed in computing the allowance for uncollectible accounts receivable, certain accrued expenses, and assumptions used to determine the fair value of stock options under SFAS 123R.

Liquidity	At September 30, 2006, the Company’s current liabilities exceeded its current assets by approximately $2.4 million and the Company had a stockholders’ deficit of approximately $4.9 million. Subsequent to September 30, 2006, the Company entered into an agreement through which it was acquired by a public company, St. Bernard Software, Inc. See note 8.

Fair value of financial instruments	The Company’s financial instruments whose fair value approximates their carrying value due to the short-term nature of the instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses. The fair value of the Company’s obligations under its notes payable approximates their carrying value as the stated interest rates of these instruments reflect rates which are otherwise currently available to the Company.

Research and development	The Company’s research and development expenses include payroll, employee benefits, stock-based compensation, and other head-count related costs associated with product development and are expensed as incurred.

Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable	The Company has established an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on historical information and specific identification. Management has determined that an allowance of approximately $296,000 at September 30, 2006 was adequate to cover the potential credit losses.

Fixed assets and depreciation	Property and equipment are carried at cost. Expenditures that extend the life of the asset are capitalized and depreciated. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. The estimated useful life of the fixed assets is one year.

Impairment of long lived assets	In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, management reviews the Company’s long-lived asset groups, including property and equipment and other intangibles, for impairment and whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it would compare the fair value to the book value of the asset group. If the fair value is less than the book value, it would recognize an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value.

Revenue recognition

The Company generates revenue primarily by providing on-demand security and business services to small and medium sized companies, including email filtering, web filtering and instant messaging management as a hosted or on demand service. The Company sells its products through resellers, agents and original equipment manufacturers (“OEM”), and directly to business owners, network managers and administrators worldwide. During the term of the agreement the Company provides access to its applications but does not grant title to an application license nor does the customer have the right to convert the hosted contract to a license purchase.

The subscription arrangements are considered service arrangements in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-3, Application of AICPA Statement of Position 97-2, Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware. Because the Company provides its applications as a service, the Company follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. During the term of an agreement, the Company may provide access to additional products and/or allow customer to change usage levels on a monthly basis. AgaveOne considers all such deliverables to be combined with service revenues into one unit of accounting, as individual delivered items do not have stand-alone value to the customer; therefore, such revenue is deferred and recognized ratably (i.e. straight-line) over the term of the contract.

Committed and fixed fee subscription service revenue is recognized ratably (i.e. straight-line) over the current term of the contract.

Some seat-based subscriptions are billed quarterly, or annually rather than monthly. In these cases, all billing is in advance and monthly revenue is recognized based on the initial contract amount recognized ratably over the term of the commitment. In the interim, additional seats may be purchased as needed under separate billing arrangements and recognized within those additional contractual agreements. The purchase authorization (P.O.) for any additional seats is covered under the original billing agreement.

The Company also enters into reselling arrangements with resellers and OEM’s, which purchase and resell the Company’s services on a discounted or pay-per-use basis. In such cases, revenue is recognized based on net amounts charged to the reseller. Revenue under these arrangements is derived from services provided to end- users and is recognized over the service period provided that evidence of the arrangement exists, the fee is fixed or determinable and collectibility is reasonably

Revenue recognition (cont.)

assured. Service fees are recognized as the services are provided for pay-per-use service arrangements and ratably (i.e. straight-line) over the service period for services provided on a subscription basis through the reseller. Certain OEM arrangements are billed quarterly and in arrears.

In a small minority of cases, the Company enters into another type of distribution arrangement—known as an agent arrangement—in which a third party refers a potential customer to Singlefin’s direct sales force, which in turn seeks to enter into a contract directly with the potential customer. In these situations, the Company bills the end-user directly and the Company pays a percentage of the proceeds generated from the sale of Singlefin services to the third party. In these cases revenue is recognized based on amounts charged to the end-user, and amounts paid to the third party are recorded as commission expense.

All individual arrangements include a 30 day free trial period.

Persuasive evidence for each arrangement is represented by click through end user license agreements. The fee is considered fixed or determinable as it is not subject to refund or adjustment. Collectibility is considered reasonably assured if the Company expects that the customer will be able to pay amounts under the arrangement as they become due which is generally upon cash collections.

Due to limited collectibility and experience the Company defers any revenue recognition until it is in a position to be reasonably certain that amounts billed for the services provided will be collected. Currently, revenue recognition does not occur until cash has been collected.

Stock options

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), Share-based Payment (“SFAS 123R”), using the modified prospective method and therefore has not restated results for prior periods. Under this transition method, stock-based compensation expense for fiscal year 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based upon the grant date fair value estimated in accordance with SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Stock-based compensation expense for all stock-based compensation awards granted after January 1, 2006 is based upon the grant date fair value estimated in accordance with SFAS 123R. Prior to the adoption of SFAS 123R on January 1, 2006, the Company recognized stock-based compensation expense in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and provided pro forma disclosure amounts in accordance with SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (“SFAS 148”), as if the fair value method defined by SFAS 123 had been applied to its stock-based compensation

The Company granted options during the nine months ended September 30, 2006. The weighted average fair value of options granted during the nine months ended September 30, 2006, was calculated using the Black-Scholes option pricing model with the following valuation assumptions: expected volatility 68%; dividend yield 0%; risk free interest rates ranging from 4.27% to 4.73%; expected life 7 years.

Expected Volatility - The volatility factor is based on the weighted average of the historical volatility of a publicly traded surrogate of the Company.

Dividend Yield - The Company has not, and does not, intend to pay dividends.

Stock options (cont.)

Risk-free Interest Rate - The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant.

Expected Term in Years - The expected term is based upon management’s consideration of the historical life of options, the vesting period of the option granted and the contractual period of the option granted.

Forfeitures - Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

The Company recognizes stock-based compensation costs on a straight line basis over the requisite service period of the award, which is generally the option vesting term. For the nine months ended September 30, 2006, total stock-based compensation expense was approximately $37,000.

The Company has an incentive stock option plan (the “Plan”) providing for the issuance of options to employees and others as deemed appropriate by the Board of Directors. Terms of options issued under the Plan include an exercise price equal to the estimated fair value (as determined by the Board of Directors) at the date of grant, vesting periods generally between three to five years, and expiration dates not to exceed ten years from date of grant. The determination of fair value of the Company’s stock is derived using the value of the stock price at the grant date.

The following is a summary of stock option activity under the Plan as of September 30, 2006, and changes during the nine months ended September 30, 2006:

	Number of Shares Outstanding	Weighted Average Exercise Price

Options outstanding at December 31, 2005	1,680,000	$0.21
Granted Exercised	960,000 —	$0.20
Forfeited	(210,000)	$0.20

Options outstanding at September 30, 2006	2,430,000	$0.20

Additional information regarding options outstanding as of September 30, 2006 is as follows:

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.20 to $0.22	2,430,000	7.90	$0.20	1,149,896	$0.20

Consistent with the adoption of the fair value recognition provisions of SFAS 123R and based upon the Company’s purchase agreement (See Note 8), the Company has estimated that no options currently unvested will be forfeited.

Stock options (cont.)

The aggregate intrinsic value of options outstanding and exercisable at September 30, 2006 was $289,000 and $131,000, respectively. The aggregate intrinsic value represents the total intrinsic value, based upon the stock price of $0.323 derived using the value of the stock price at September 30, 2006. There were no options exercised in the nine months ended September 30, 2006.

A summary of the Company’s unvested shares issuable pursuant to options granted under the plan as of September 30, 2006, and changes during the nine months ended September 30, 2006, were as follows:

	Number of shares	Weighted average grant date fair value
Unvested at December 31, 2005	660,105	$0.14
Granted	960,000	$0.14
Vested	(170,209)	$0.14
Cancelled/Expired/Forfeited	(169,792)	$0.14

Unvested at September 30, 2006	1,280,104	$0.14

As of September 30, 2006, there was approximately $162,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the option plans. The cost is expected to be recognized over a weighted average period of 3.02 years.

Income taxes	The Company has elected to be treated as an “S” corporation under Sections 1361 through 1379 of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholders for inclusion in their personal tax returns. Accordingly, there is no provision for federal income tax in the accompanying financial statements. The Company incurs state income taxes at a rate of 1.5% with a minimum tax of $800 per year.

New accounting standards

In May 2005 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principles and error corrections. SFAS No. 154 requires that changes in accounting principles be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company adopted the provisions of SFAS 154, as applicable, during the current year. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In September 2006 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies in those instances where other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The Company is required to adopt SFAS 157 no later than the Company’s fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact, if any, this pronouncement will have on the financial statements.

2. Fixed Assets	Fixed assets consisted of the following at September 30, 2006:

Computer equipment	$261,690
Less accumulated depreciation	(261,690)

Property and equipment, net	$—

	There was no depreciation expense recorded for the nine months ended September 30, 2006.

3. Debt
	September 30,	2006
	Unsecured note payable to the CEO, which replaces various loan agreements beginning April 2001; includes $809,000 principle plus accrued interest of $93,000 related to original loans; interest at 10% per annum; due date is January 15, 2010.	$902,481

	Unsecured note payable to a stockholder, which replaces various loan agreements beginning March 2002; includes $835,000 principle plus accrued interest of $137,000 related to original loans; interest at 10% per annum; due date is January 15, 2010.	$971,800

	Unsecured note payable to a stockholder, which replaces various loan agreements beginning April 2002; includes $256,000 principle plus accrued interest of $15,000 related to original loans; interest at 10% per annum; due date is January 15, 2010.	$271,116

	Unsecured note payable to the CEO; non-interest bearing; loan agreement beginning April 2002. No maturity date.	$150,000

	Unsecured note payable to a stockholder, which replaces loan agreement dated August 2004; includes $100,000 principle plus accrued interest of $20,000 related to original loan; interest at 10% interest per annum; due date is January 15, 2010.	$120,000

Unsecured note payable to a stockholder dated March 2006, 10% interest per annum; due date is March 20, 2008	$250,000

Unsecured note payable to an unrelated individual dated February 2005, 10% interest per annum; due date is February 2007	$50,000

Unsecured note payable to an unrelated individual dated April 2005, 10% interest per annum; due date is April 2007	$100,000

Unsecured note payable to an unrelated individual dated October 2004, 10% interest per annum; due date is October 2006	$500,000

Unsecured note payable to an unrelated individual dated September 2005, 10% interest per annum; due date is September 2007	$26,000

Total Less current portion	$3,341,397 826,000

Long-term portion	$2,515,397

Future minimum principle payments on notes payable are as follows:

12 Months Ending September 30,

2007	$826,000
2008	250,000
2009	—
2010	2,265,397

Total	$3,341,397

All amounts were paid in full in connection with the acquisition by St. Bernard. See note 8.

4. Commitments and Contingencies

Payroll taxes	The Company has recorded an estimated payroll tax liability of approximately $303,000 relating to the compensation of statutory employees in 2005 and 2006. The Company is in the process of determining the ultimate liability which may be higher or lower than the amount accrued as an estimate resulting in expense or income in a future period.

Litigation	In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. It is the opinion of management and of legal counsel that the outcome of any pending lawsuits will not materially affect the operations or the financial position of the Company.

5. Stockholders’ deficit

Stock option plans	In 2005 the Company adopted the 2005 Stock Option Plan (the “2005 Plan”). Under the 2005 Plan, the Company has the ability to grant options to acquire up to 2,263,750 shares of its common stock to employees and others.

6. Related Party Transactions

Notes payable—stockholders	At September 30, 2006, the Company had approximately $2,665,000 outstanding in long term notes with the Chief Executive Officer (CEO) and various stockholders, of which approximately $1,052,000 was outstanding to the CEO. See note 3.

7. Concentration

Sales and revenue	The Company considers itself to operate within one business segment, Secure Content Management (SCM). For the nine months ended September 30, 2006, approximately 97.3% of the Company’s revenue was in North America, the remaining 2.7% was disbursed over the rest of the world.

Customer	During the period ending September 30, 2006, the Company had one major customer that accounted for approximately $84,000 (30%) of the Company’s total sales. At September 30, 2006, no balance was receivable from this customer.

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company grants unsecured credit to its customers.

The Company maintains cash balances at various financial institutions primarily located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. At times the cash at these institutions may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

8. Subsequent Events

Merger	Effective October 17, 2006, St. Bernard Software, Inc. acquired AgaveOne, Inc. (dba Singlefin) in a transaction whereby the Company was merged into a subsidiary of St. Bernard. The subsidiary has subsequently merged into St. Bernard. In connection with this acquisition, St. Bernard paid the Company’s stockholders and option holders $0.57 million in cash, issued 471,289 shares of St. Bernard common stock and assumed 550,000 stock options granted by Singlefin (converted into options to acquire 47,423 shares of St. Bernard common stock). St. Bernard also satisfied $4.9 million in the Company’s indebtedness and paid bonuses to certain employees of the Company totaling $0.25 million. The aggregate value of the transaction was approximately $7.9 million.

(b)	Pro Forma Financial Information.

Unaudited pro forma financial statements for the nine months ended September 30, 2006 are set forth below.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of St. Bernard and the historical balance sheet of AgaveOne as of September 30, 2006 giving effect to the merger of St. Bernard and AgaveOne pursuant to the merger agreement, as if the merger had been consummated on September 30, 2006. The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of St. Bernard and AgaveOne for the nine months ended September 30, 2006, giving effect to the merger, as if it had occurred on January 1, 2006. These unaudited pro forma condensed consolidated financial statements are presented based on the assumptions and adjustments described in the accompanying notes.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the consolidated unaudited financial statements of St. Bernard and audited financial statements of AgaveOne for the nine months ended September 30, 2006. This information should be read together with the St. Bernard audited and unaudited financial statements and related notes as filed with the Securities and Exchange Commission (“SEC”) included in Forms S-4 and 10-QSB and the AgaveOne audited financial statements included in this document under AgaveOne Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed consolidated statements:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements.

•	Separate historical consolidated financial statements of St. Bernard for the nine months ended September 30, 2006 filed with the third quarter 10-QSB.

•	Separate historical financial statements of AgaveOne for the nine months ended September 30, 2006, included elsewhere in this document.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets of AgaveOne, Inc. acquired in connection with the merger, based on their estimated fair values. Management has made an allocation of estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. The values and allocations are preliminary and subject to significant adjustment upon completion of St. Bernard management’s final valuation analysis including the allocation of consideration to intangible assets other than goodwill.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

OF

ST. BERNARD SOFTWARE AND AGAVEONE, INC.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(IN THOUSANDS)

	Historical St. Bernard Software	Historical AgaveOne, Inc.	Pro-forma Adjustment	Combined
Net Revenues	$16,540	$281	$—	$16,821
Cost of Sales	4,663	164	—	4,827

Gross Profit	11,877	117	—	11,994

Operating Expenses:
Sales and marketing	7,827	—	—	7,827
Research and Development	4,600	375	—	4,975
General and administrative	4,109	760	—	4,869

Total Operating Expenses	16,536	1,135	—	17,671

Loss from Operations	(4,659)	(1,018)	—	(5,677)
Interest and other (income) expense, net	227	226	—	453
Warrant (income) expense	(2,630)	—	—	(2,630)
Income tax expense	1,059	—	—	1,059

Net (loss)/gain	$(3,315)	$(1,244)	$—	$(4,559)

Pro forma net loss per share—
Basic and Diluted				$(0.40)

Pro forma shares used to compute net loss per share
Basic and Diluted				11,257

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

OF

ST. BERNARD SOFTWARE AND AGAVEONE, INC.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(IN THOUSANDS)

	Historical St. Bernard Software	Historical AgaveOne	Pro-forma Adjustment		Combined
Current Assets
Cash and cash equivalents	$13,042	$5	$(1,725	)(3)	$7,981
			(3,191	)(3)
			(150	)(3)
Accounts receivable—net of allowance for doubtful accounts	3,611	20	—		3,631
Inventories	384	—	—		384
Prepaid expenses and other current assets	742	15	(130	)(1)	627

Total Current Assets	17,779	40	(5,196)		12,623
Fixed Assets—Net	1,255	—	—		1,255
Other Assets	319	—	—		319
Goodwill	3,285	—	7,919	(d)	11,204

Total Assets	$22,638	$40	$2,723		$25,401

Current Liabilities
Line of credit	$270	$—	$—		$270
Notes payable	—	676	(676	)(3)	—
Current portion of notes payable	—	150	(150	)(3)	—
Deferred Revenue	11,441	106	—		11,547
Current portion of capitalized lease obligations	35	—	—		35
Accounts payable	2,503	380	(380	)(3)	2,503
Accrued compensation	1,150	611	(611	)(3)	1,150
Accrued interest	—	161	(161	)(3)	—
Customer deposit	—	130	(130	)(1)	—
Other accrued expenses	207	232	780	(2)	987
			(232	)(3)
Warrant liability	5,507	—	—		5,507

Total Current Liabilities	21,113	2,446	(1,560)		21,999
Capitalized Lease Obligations, Less Current Portion	50	—	—		50
Notes Payable—Stockholders, Less Current Portion	—	2,515	(2,515	)(3)	—
Deferred Revenue	5,725	—	—		5,725

Total Liabilities	26,888	4,961	(4,075)		27,774
Stockholders' (deficit) Equity
Preferred stock	—	—	—		—
Common stock	142	7	(7	)(a)	147
			5	(b)
Additional paid-in capital	27,936	2,881	(2,881	)(a)	29,808
			1,762	(b)
			110	(c)
Accumulated deficit	(32,328)	(7,809)	7,809	(a)	(32,328)

Total Stockholders' (Deficit) Equity	(4,250)	(4,921)	6,798		(2,373)
Total Liabilities and Stockholders' (Deficit) Equity	$22,638	$40	$2,723		$25,401

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On October 17, 2006, AgaveOne and St. Bernard entered into a definitive agreement under which AgaveOne, Inc. became a wholly owned subsidiary of St. Bernard in a transaction accounted for using the purchase method. The total estimated purchase price of approximately $7.9 million includes St. Bernard common stock valued at $1.767 million, assumed stock options with a fair value of $0.110 million, and cash payments to stockholders and creditors of $5.2 million.

The unaudited pro forma condensed combined financial statements assume the issuance of approximately 471,000 shares of AgaveOne common stock based on an exchange ratio of 0.086224 shares of AgaveOne common stock for each outstanding share of St. Bernard common stock as of September 30, 2006. Each AgaveOne, Inc. stockholder that is an accredited investor has the option of receiving either cash or St. Bernard common stock (but not both) in the exchange for all of their shares of AgaveOne, Inc. stock at the closing of the Merger. As a condition to closing, stockholders representing at least 50% of the outstanding AgaveOne, Inc. stock must elect to receive St. Bernard stock in connection with the merger. At the time of the closing, options held by a single AgaveOne, Inc. employee were converted into an option to purchase approximately 47,000 shares of St. Bernard stock. The fair value of the outstanding options was determined using a Black-Scholes valuation model with the following weighted average assumptions: volatility of 66%; risk free interest rate of 4.88%; expected life of 6.5 years and dividend yield of zero. The debt and other liabilities paid by St. Bernard were paid at closing or shortly after the closing.

The estimated purchase price and allocation of the estimated purchase price discussed below are subject to adjustment and the final allocation of the purchase price will be based on potential adjustments to intangible assets over the next twelve months.

The estimated total purchase price of the merger is as follows (in thousands):

`

Cash paid to stockholders and creditors	$5,196
Value of St. Bernard stock issued	1,767
Direct transaction costs	299
Employee acquisition cost	250
Cost of options purchased	231
Estimated fair value of options assumed	110

Total estimated purchase price	$7,853

Using the purchase method of accounting, the total estimated purchase price shown in the table above is allocated to AgaveOne, Inc.’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The management of St. Bernard and AgaveOne, Inc. have allocated the estimated purchase price based on the estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is as follows (in thousands):

Amount
Net tangible assets and liabilities	$(66)
Goodwill	7,919

$7,853

Approximately $7.9 million of the purchase price has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of the goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the quarter in which the determination is made.

2. Notes and Convertible Debt

Upon closing of the merger, the principal and all accrued interest on the notes and convertible debt belonging to AgaveOne will be retired.

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

1)	To eliminate an inter-company pre-paid license.

2)	To accrue merger related costs.

3)	To record payment of outstanding liabilities upon close of merger.

4)	Adjustments to record goodwill and adjust stockholders equity

a)	To eliminate AgaveOne equity.

b)	To record the fair value of the St. Bernard shares exchanged in the transaction.

c)	To record the deferred stock-based compensation related to vested AgaveOne stock options assumed in the transaction.

d)	To record Goodwill.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had AgaveOne and St. Bernard filed consolidated income tax returns during the periods presented.

4. Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the number of shares of St. Bernard common stock, options and warrants and the issuance of the common stock to AgaveOne, Inc. and assumption of AgaveOne, Inc. stock options.

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of Mayer Hoffman McCann P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: February 1, 2007	By:	/s/ ALFRED F. RIEDLER
Alfred F. Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Mayer Hoffman McCann P.C.